FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Reports Q1 2014 Results
Q1 2014 revenue growth of 9 percent and net income of $4 million

SALT LAKE CITY - April 24, 2014 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended March 31, 2014.

Key Q1 2014 metrics (comparison to Q1 2013):

•	Revenue: $341.2M vs. $312.0M (9% increase);

•	Gross profit: $64.0M vs. $58.9M (9% increase);

•	Gross margin: 18.8% vs. 18.9% (10 basis point decrease);

•	Sales and marketing expense: $23.4M vs. $18.7M (25% increase);

•	Contribution (non-GAAP measure): $40.6M vs. $40.2M (1% increase);

•	G&A/Technology expense: $34.9M vs. $33.2M (5% increase);

•	Pre-tax income: $6.6M vs. $7.7M ($1.2M decrease);

•	Provision for income taxes: $2.6M vs. $46,000 ($2.5M increase);

•	Net income: $4.0M vs. $7.7M ($3.7M decrease); and

•	Diluted EPS: $0.16/share vs. $0.32/share ($0.16/share decrease).

As previously announced, the company will hold a conference call and webcast to discuss its Q1 2014 financial results Thursday, April 24, 2014, at 11:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 22708203 when prompted. Participants outside the United States or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 2:30 p.m. ET on Thursday, April 24, 2014, through 11:59 p.m. ET on Thursday, May 8, 2014. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue for Q1 2014 and 2013 was $341.2 million and $312.0 million, respectively, a 9% increase. The growth in net revenue was primarily due to an increase of 8% in average order size, from $153 to $165, coupled with a 5% increase in orders. These increases were partially offset by an increase in the amount of orders taken but not delivered at quarter end due to higher average daily sales in the last week of the quarter and the timing of quarter end.

Gross profit - Gross profit for Q1 2014 and 2013 was $64.0 million and $58.9 million, respectively, a 9% increase, representing 18.8% and 18.9% gross margin for those respective periods. The increase in gross profit was primarily due to higher revenue. The decrease in gross margin was largely due to increased promotional activities including coupons, site sales, and Club O rewards, which are recognized as a reduction of revenue.

Sales and marketing expenses - Sales and marketing expenses totaled $23.4 million and $18.7 million for Q1 2014 and 2013, respectively, a 25% increase, and representing 6.9% and 6.0% of total net revenue for those periods. The increase was primarily due to increased spending in the sponsored search marketing channel due to driving a higher proportion of our revenue through that channel, and from increased staff-related costs.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q1 2014 and 2013 was $40.6 million and $40.2 million, respectively. Contribution margin was 11.9% and 12.9% for those periods.

Contribution (a non-GAAP financial measure - which we reconcile to "gross profit" in our statement of income) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Our calculation of contribution and contribution margin is set forth below (in thousands):

	Three months ended
	March 31,
	2014		2013
Total net revenue	$341,207	100.0%	$311,994	100.0%
Cost of goods sold	277,211	81.2%	253,058	81.1%
Gross profit	63,996	18.8%	58,936	18.9%
Less: Sales and marketing expense	23,392	6.9%	18,705	6.0%
Contribution and contribution margin	$40,604	11.9%	$40,231	12.9%

Technology expenses - Technology expenses totaled $19.6 million and $18.2 million for Q1 2014 and 2013, respectively, an 8% increase, and representing 5.7% and 5.8% of total net revenue for those respective periods. The increase is primarily due to an increase in staff-related and external contractor costs.

General and administrative ("G&A") expenses - G&A expenses totaled $15.3 million and $15.1 million for Q1 2014 and 2013, respectively, a 1% increase, and representing 4.5% and 4.8% of total revenue for those respective periods. The $208,000 increase is primarily due to a $1.6 million increase in staff-related costs and professional fees, largely offset by a $777,000 decrease in legal costs and a $680,000 decrease in our estimate of legal loss contingencies.

Restructuring - Restructuring costs totaled ($360,000) and ($432,000) for Q1 2014 and 2013, respectively. These reversals were a result of our reoccupation of formerly restructured facility space.

Interest income - Interest income was $41,000 and $34,000 for Q1 2014 and 2013, respectively.

Interest expense - Interest expense totaled $7,000 and $51,000 for Q1 2014 and 2013, respectively.

Other income (expense), net - Other income (expense), net totaled $459,000 and $345,000 for Q1 2014 and 2013, respectively. The increase is primarily due to increased gift card breakage.

Provision for income taxes - Provision for income taxes totaled $2.6 million and $46,000 for Q1 2014 and 2013, respectively. The increase is primarily due to our deferred tax asset valuation release in 2013.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled $37.4 million and $32.3 million for the twelve months ended March 31, 2014 and 2013, respectively. The $5.1 million increase was due to a $6.9 million increase in operating cash flows partially offset by a $1.8 million increase in capital expenditures.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. However, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Three months ended March 31,		Twelve months ended March 31,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$(29,679)	$(1,653)	$55,619	$48,726
Expenditures for fixed assets, including internal-use software and website development	(6,195)	(6,062)	(18,200)	(16,424)
Free cash flow	$(35,874)	$(7,715)	$37,419	$32,302

Cash and working capital - We had cash and cash equivalents of $110.6 million and $148.7 million and working capital of $25.5 million and $25.7 million at March 31, 2014 and December 31, 2013, respectively.

We have reached agreements in principle to purchase land in Salt Lake City, Utah and develop or lease our future headquarters on the site. Both agreements are non-binding and subject to our due diligence and final negotiation of terms. If we proceed to develop or lease a facility for our new headquarters, we will need to obtain additional financing.

About Overstock.com
Overstock.com (NASDAQ: OSTK) is a discount online shopping retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars. Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011. The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock.com #4 in customer service among all U.S. retailers. Overstock.com sells internationally under the name O.co. Overstock Shopping (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc.

# # #

This press release and the April 24, 2014 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the mix of products we sell, the results of legal proceedings and claims and the amounts we spend relating to them, the extent to which we owe income taxes, competition, fluctuations in operating results, any difficulties we may encounter as a result of accepting Bitcoin as payment, any inability to raise capital if needed on acceptable terms, our efforts to expand both domestically and internationally, risks of inventory management and seasonality. Other risks and uncertainties include, among others, risks related to new products and services we may offer, and difficulties with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them. More information about factors that could potentially affect our financial results is included in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 27, 2014. This and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$110,647	$148,665
Restricted cash	1,580	1,580
Accounts receivable, net	15,836	16,047
Inventories, net	22,773	27,043
Prepaid inventories, net	1,665	1,804
Deferred tax assets, net	13,854	13,854
Prepaids and other current assets	10,035	10,298
Total current assets	176,390	219,291
Fixed assets, net	33,417	27,194
Precious metals	9,678	9,678
Deferred tax assets, net	56,480	58,797
Goodwill	2,784	2,784
Other long-term assets, net	1,829	2,023
Total assets	$280,578	$319,767
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$62,219	$90,582
Accrued liabilities	51,854	65,679
Deferred revenue	36,843	37,321
Total current liabilities	150,916	193,582
Other long-term liabilities	3,997	3,294
Total liabilities	154,913	196,876
Commitments and contingencies	0	0
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	—	—
Common stock, $0.0001 par value
Authorized shares - 100,000
Issued shares - 27,173 and 26,909
Outstanding shares - 23,971 and 23,785	2	2
Additional paid-in capital	362,800	361,706
Accumulated deficit	(154,617)	(158,587)
Treasury stock:
Shares at cost - 3,202 and 3,124	(82,520)	(80,230)
Total stockholders’ equity	125,665	122,891
Total liabilities and stockholders’ equity	$280,578	$319,767

Overstock.com, Inc.
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2014	2013
Revenue, net
Direct	$38,047	$41,942
Fulfillment partner	303,160	270,052
Total net revenue	341,207	311,994
Cost of goods sold
Direct	33,097	37,149
Fulfillment partner	244,114	215,909
Total cost of goods sold	277,211	253,058
Gross profit	63,996	58,936
Operating expenses:
Sales and marketing	23,392	18,705
Technology	19,601	18,160
General and administrative	15,296	15,088
Restructuring	(360)	(432)
Total operating expenses	57,929	51,521
Operating income	6,067	7,415
Interest income	41	34
Interest expense	(7)	(51)
Other income, net	459	345
Income before income taxes	6,560	7,743
Provision for income taxes	2,590	46
Net income	$3,970	$7,697
Net income per common share—basic:
Net income attributable to common shares—basic	$0.17	$0.33
Weighted average common shares outstanding—basic	23,926	23,594
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.16	$0.32
Weighted average common shares outstanding—diluted	24,339	24,016

Comprehensive income	$3,970	$7,697

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$3,970	$7,697	$84,782	$19,647
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,795	3,863	14,454	15,838
Realized gain from sale of marketable securities	(10)	(12)	(31)	(14)
Loss (gain) on disposition of fixed assets	5	—	5	(13)
Stock-based compensation to employees and directors	923	752	3,422	3,466
Deferred income taxes	2,317	—	(70,334)	—
Amortization of debt discount and deferred loan costs	—	5	13	43
Loss on investment in precious metals	—	—	1,457	—
Restructuring charges (reversals)	(360)	(432)	(399)	(454)
Changes in operating assets and liabilities:
Restricted cash	—	125	75	273
Accounts receivable, net	211	3,422	15	(3,910)
Inventories, net	4,270	4,929	(1,238)	(4,890)
Prepaid inventories, net	139	(76)	323	(78)
Prepaids and other current assets	174	1,462	(1,824)	(400)
Other long-term assets, net	221	53	170	(908)
Accounts payable	(31,909)	(15,729)	12,000	3,956
Accrued liabilities	(13,718)	(748)	4,989	11,004
Deferred revenue	(478)	(6,880)	5,312	4,717
Other long-term liabilities	771	(84)	2,428	449
Net cash provided by (used in) operating activities	(29,679)	(1,653)	55,619	48,726
Cash flows from investing activities:
Purchases of marketable securities	(12)	(75)	(69)	(119)
Purchases of intangible assets	(22)	—	(35)	(6)
Sales of marketable securities	77	152	217	189
Investment in precious metals	—	—	(8,080)	(1,397)
Expenditures for fixed assets, including internal-use software and website development	(6,195)	(6,062)	(18,200)	(16,424)
Proceeds from sale of fixed assets	—	—	—	56
Net cash used in investing activities	(6,152)	(5,985)	(26,167)	(17,701)
Cash flows from financing activities:
Payments on capital lease obligations	—	(2,563)	—	(2,598)
Payments on line of credit	—	—	—	(17,000)
Paydown on direct financing arrangement	(68)	(62)	(264)	(241)
Change in restricted cash	—	—	125	—
Proceeds from exercise of stock options	171	—	1,731	—
Purchase of treasury stock	(2,290)	(1,389)	(2,292)	(1,396)
Net cash used in financing activities	(2,187)	(4,014)	(700)	(21,235)
Net increase (decrease) in cash and cash equivalents	(38,018)	(11,652)	28,752	9,790
Cash and cash equivalents, beginning of period	148,665	93,547	81,895	72,105
Cash and cash equivalents, end of period	$110,647	$81,895	$110,647	$81,895